UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HOUSTON WIRE & CABLE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[Press release issued May 4, 2020]

HOUSTON WIRE & CABLE COMPANY ADDRESSES CONCERNS REGARDING STOCK PLAN

Houston, TX – May 4, 2020 – Houston Wire & Cable Company (NASDAQ: HWCC) today issued the following statement in response to concerns raised by a leading proxy advisory firm regarding the proposal to approve additional shares for HWCC’s 2017 Stock Plan at the May 11, 2020 Annual Meeting of Stockholders.

In order to bring more discipline to the award process and better reflect its pay-for-performance philosophy, on May 3, 2020 the Compensation Committee of the Board of Directors formally reiterated its intention that at least 50% of the annual awards made to any executive officer under the 2017 Stock Plan be subject to the achievement of performance goals. The Compensation Committee further stated that it is possible that the committee, as reconstituted under a new chairman following the Annual Meeting, may increase performance-based compensation as a percentage of total compensation and probably will reduce the use of shares to mitigate the effect of dilution.

About the Company

With 44 years of experience in the industry, Houston Wire & Cable Company, an industrial distributor, is a large provider of products in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the United States.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cable; primary and secondary aluminum distribution cable; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings; corrosion resistant fasteners, hose clamps, and rivets.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements

This release contains comments concerning management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Report on Form 8-K dated April 29, 2020, as well as other documents filed with the SEC. These documents are available under the Investor Relations section of the Company’s website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

CONTACT:

Christopher M. Micklas

Chief Financial Officer

Direct: 713.609.2114

Fax: 713.609.2168

cmicklas@houwire.com